TRANSFER AGENCY AGREEMENT


     AGREEMENT made as of this 28th day of February, 1997, between INVESCO MULTIPLE ASSET FUNDS, INC., a Maryland corporation, having its principal office and place of business at 7800 East Union Avenue, Denver, Colorado 80237 (hereinafter referred to as the "Fund") and INVESCO FUNDS GROUP, INC., a Delaware corporation, having its principal place of business at 7800 East Union Avenue, Denver, Colorado 80237 (hereinafter referred to as the "Transfer Agent").

                                   WITNESSETH:

     That for and in consideration of mutual promises hereinafter set forth, the Fund and the Transfer Agent agree as follows:

     1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, Treasurer, or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized to give Oral Instructions and Written Instructions on behalf of the Fund as indicated in a certification as may be received by the Transfer Agent from time to time;

          (b) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which is actually received by the Transfer Agent and signed on behalf of the Fund by any two officers thereof;

          (c)     "Commission"   shall   have   the   meaning   given   it  in
                  the 1940 Act;

          (d)     "Custodian"   refers  to  the   custodian   of  all  of  the
                  securities and other moneys owned by the Fund;

          (e) "Oral Instructions" shall mean verbal instructions actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

          (f)     "Prospectus"    shall   mean   the    currently    effective
                  prospectus     relating     to     the     Fund's     Shares
                  registered under the Securities Act of 1933;






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            (g)   "Shares"   refers  to  the  shares  of  common  stock,
                  $.01 par value, of the Fund;

            (h)   "Shareholder" means a record owner of Shares;

            (i) "Written Instructions" shall mean a written communication actually received by the Transfer Agent where the receiver is able to verify with a reasonable degree of certainty the authenticity of the sender of such communication; and

            (j) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

      2. Representation of Transfer Agent. The Transfer Agent does hereby represent and warrant to the Fund that it has an effective registration statement on SEC Form TA-1 and, accordingly, has duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934.

      3. Appointment of the Transfer Agent. The Fund hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of the Fund authorized as of the date hereof, and the Transfer Agent accepts such appointment and agrees to perform the duties herein set forth. If the board of directors of the Fund hereafter reclassifies the Shares, by the creation of one or more additional series or otherwise, the Transfer Agent agrees that it will act as transfer agent for the Shares so reclassified on the terms set forth herein.


      4.    Compensation.

            (a) The Fund will initially compensate the Transfer Agent for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein.

            (b) The parties hereto will agree upon the compensation for acting as transfer agent for any series of Shares hereafter designated and established at the time that the Transfer Agent commences serving as such for said series, and such agreement shall be reflected in a Fee Schedule for that series, dated and signed by an authorized officer of each party hereto, to be attached to this Agreement.






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            (c)   Any compensation  agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party hereto, and a certified copy of the resolution of the board of directors of the Fund authorizing such revised Fee Schedule.

            (d) The Transfer Agent will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Fund will promptly pay to the Transfer Agent the amount of such billing.

      5. Documents. In connection with the appointment of the Transfer Agent, the Fund shall, on or before the date this Agreement goes into effect, file with the Transfer Agent the following documents:

            (a)   A  certified   copy  of  the   Articles   of   Incorporation
                  of  the  Fund,   including  all   amendments   thereto,   as
                  then in effect;

            (b)   A   certified   copy  of  the   Bylaws  of  the   Fund,   as
                  then in effect;
            (c) Certified copies of the resolutions of the board of directors authorizing this Agreement and
                  designating       Authorized       Persons      to      give
                  instructions to the Transfer Agent;

            (d) A specimen of the certificate for Shares of the Fund in the form approved by the board of directors, with a certificate of the Secretary of the Fund as to such approval;

            (e)   All   account   application   forms  and   other   documents
                  relating to Shareholder accounts;

            (f) A certified list of Shareholders of the Fund with the name, address and tax identification number of each Shareholder, and the number of Shares held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund;

            (g)   Copies   of  all   agreements   then   in   effect   between
                  the   Fund   and   any   agent    with    respect   to   the
                  issuance, sale, or cancellation of Shares; and






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            (h)   An  opinion of  counsel  for the Fund with  respect to
                  the validity of the Shares.

      6.    Further   Documentation.   The  Fund   will  also   furnish   from
            time to time the following documents:

            (a)   Each     resolution    of    the    board    of    directors
                  authorizing the original issue of Shares;

            (b) Each Registration Statement filed with the Commission, and amendments and orders with respect thereto, in effect with respect to the sale of Shares of the Fund;

            (c)   A  certified   copy  of  each   amendment  to  the  Articles
                  of Incorporation and the Bylaws of the Fund;

            (d)   Certified   copies   of  each   resolution   of  the   board
                  of    directors    designating    Authorized    Persons   to
                  give instructions to the Transfer Agent;

            (e)   Certificates    as   to   any   change   in   any   officer,
                  director, or Authorized Person of the Fund;

            (f)   Specimens    of   all   new    certificates    for    Shares
                  accompanied   by  the  Fund's   resolutions   of  the  board
                  of directors approving such forms; and

            (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Transfer Agent in the proper performance of its duties.

      7.    Certificates for Shares and Records Pertaining Thereto.

            (a)   At  the   expense   of  the   Fund,   the   Transfer   Agent
                  shall maintain an adequate supply of blank share certificates to meet the Transfer Agent's requirements therefor. Such share certificates shall be properly signed by facsimile. The Fund
                  agrees      that,       notwithstanding      the      death,
                  resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent may continue to countersign certificates which bear such signatures until otherwise directed by the Fund.

            (b) The Transfer Agent agrees to prepare, issue and mail certificates as requested by the Shareholders for Shares of the Fund in accordance with the instructions of the Fund and to confirm such issuance to the Shareholder and the Fund or its designee.





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            (c)   The  Fund   hereby   authorizes   the   Transfer   Agent  to
                  issue   replacement   share    certificates   in   lieu   of
                  certificates    which    have   been    lost,    stolen   or
                  destroyed,   without  any   further   action  by  the  board
                  of   directors   or   any   officer   of  the   Fund,   upon
                  receipt  by  the   Transfer   Agent  of  properly   executed
                  affidavits   or   lost    certificate    bonds,    in   form
                  satisfactory   to  the   Transfer   Agent,   with  the  Fund
                  and  the   Transfer   Agent  as  obligees   under  any  such
                  bond.

            (d) The Transfer Agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. The Transfer Agent shall further maintain a stop transfer record on lost and/or replaced certificates.

            (e) The Transfer Agent may establish such additional rules and regulations governing the transfer or registration of certificates for Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents.

      8.    Sale of Fund Shares.

            (a)   Whenever   the   Fund   or  its   authorized   agent   shall
                  sell  or  cause  to  be  sold  any   Shares,   the  Fund  or
                  its authorized agent shall provide or cause to be provided to the Transfer Agent information including: (i) the number of Shares sold, trade date, and price; (ii) the amount of money to be delivered to the Custodian for the sale of such Shares; (iii) in the case of a new account, a new account application or sufficient information to establish an account.

            (b) The Transfer Agent will, upon receipt by it of a check or other payment identified by it as an investment in Shares of the Fund and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, the Fund, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Transfer Agent will notify the Fund, or its designee, and the Custodian of all purchases and related account adjustments.







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            (c)   Upon receipt of the notification  required under paragraph
                  (a) hereof and the notification from the Custodian that such money has been received by it, the Transfer Agent shall issue to the purchaser or his authorized agent such Shares as he is entitled to receive, based on the appropriate net asset value of the Fund's Shares, determined in accordance with applicable federal law or regulation, as described in the Prospectus for the Fund. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest written directions, if any, previously received by the Transfer Agent from the purchaser or his authorized agent concerning the delivery of such Shares.

            (d)   The   Transfer   Agent   shall  not  be  required  to  issue
                  any Shares of the Fund where it has received Written Instructions from the Fund or written notification from any appropriate federal or state authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

            (e) Upon the issuance of any Shares of the Fund in accordance with the foregoing provision of this Article, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance.

      9.    Returned   Checks.   In  the   event   that  any  check  or  other
            order  for  the   payment   of  money  is   returned   unpaid  for
            any   reason,   the   Transfer   Agent   will:   (i)  give  prompt
            notice  of  such  return  to  the  Fund  or  its  designee;   (ii)
            place  a  stop   transfer   order   against   all  Shares   issued
            or  held  on   deposit  as  a  result  of  such  check  or  order;
            (iii)  in  the   case  of  any   Shareholder   who  has   obtained
            redemption   checks,   place   a  stop   payment   order   on  the
            checking   account  on  which  such   checks   are   issued;   and
            (iv)  take  such   other   steps  as  the   Transfer   Agent  may,
            in its discretion,   deem   appropriate   or   as   the   Fund   or
            its designee may instruct.

      10.   Redemptions.

            (a)   Redemptions   By  Mail   or  In   Person.   Shares   of  the
                  Fund  will  be  redeemed   upon   receipt  by  the  Transfer





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                  Agent of: (i) a written request for redemption, signed by each registered owner exactly as the Shares are registered; (ii) certificates properly endorsed for any Shares for which certificates have been issued; (iii) signature guarantees to the extent required by the Transfer Agent as described in the Prospectus for the Fund; and (iv) any additional documents required by the Transfer Agent for redemption by corporations, executors, administrators, trustees and guardians.

            (b) Wire Orders or Telephone Redemptions. The Transfer Agent will, consistent with procedures which may be established by the Fund from time to time for redemption by wire or telephone, upon receipt of such a wire order or telephone redemption request, redeem Shares and transmit the proceeds of such redemption to the redeeming Shareholder as directed. All wire or telephone redemptions will
                  be  subject   to  such   additional   requirements   as  may
                  be described in the Prospectus for the Fund. Both the Fund and the Transfer Agent reserve the right to modify or terminate the procedures for wire order or telephone redemptions at any time.

            (c) Processing Redemptions. Upon receipt of all necessary information and documentation relating to a redemption, the Transfer Agent will issue to the Custodian an advice setting forth the number of Shares of the Fund received by the Transfer Agent for redemption and that such shares are
                  valid    and   in   good    form   for    redemption.    The
                  Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of
                  Shares, pay such moneys to the Shareholder, his authorized agent or legal representative.

      11.   Transfers    and     Exchanges.     The    Transfer    Agent    is
            authorized to review and process transfers of Shares of the Fund and to the extent, if any, permitted in the Prospectus for the Fund, exchanges between the Fund and other mutual funds advised by INVESCO Funds Group, Inc., on the records of the Fund maintained by the
            Transfer Agent. If Shares to be transferred are represented by outstanding certificates, the Transfer Agent will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Transfer Agent will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the





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            transferee on its books. If Shares are to be exchanged for Shares of another mutual fund, the Transfer Agent will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation.

      12.   Right   to  Seek   Assurances.   The   Transfer   Agent   reserves
            the  right  to  refuse  to   transfer  or  redeem   Shares   until
            it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Fund or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares of the Fund, and the Fund shall indemnify the Transfer Agent for any act done or omitted by it in reliance upon such laws or opinions of counsel to the Fund or of its own counsel.

      13.   Distributions.

            (a) The Fund will promptly notify the Transfer Agent of the declaration of any dividend or distribution. The Fund shall furnish to the Transfer Agent a resolution of the board of directors of the Fund certified by the Secretary authorizing the declaration of dividends and authorizing the Transfer Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per share to Shareholders of record as of that date, and the total amount payable to the Transfer Agent on the payment date.

            (b) The Transfer Agent will, on or before the payable date of any dividend or distribution, notify the Custodian of the estimated amount of cash required to pay said dividend or distribution, and the Fund agrees that, on or before the mailing date of such dividend or distribution, it shall instruct the Custodian to place in a dividend disbursing





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                  account funds equal to the cash amount to be paid out. The
                  Transfer Agent, in accordance with Shareholder instructions, will calculate, prepare and mail checks to, or (where appropriate) credit such dividend or distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records.

            (c) The Transfer Agent will replace lost checks upon receipt of properly executed affidavits and maintain stop payment orders against replaced checks.

            (d) The Transfer Agent will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Fund.


            (e) The Transfer Agent shall not be liable for any improper payments made in accordance with the resolution of the board of directors of the Fund.

            (f) If the Transfer Agent shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

      14. Other Duties. In addition to the duties expressly provided for herein, the Transfer Agent shall perform such other duties and functions as are set forth in the Fee Schedules(s) hereto from time to time.

      15. Taxes. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund and shall withhold such sums as are required to be withheld by applicable law.

      16.   Books and Records.

            (a) The Transfer Agent shall maintain records showing for each investor's account the following: (i) names, addresses, tax identifying numbers and assigned account numbers; (ii) numbers of Shares held; (iii) historical information regarding the account of each Shareholder, including dividends





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                  paid and date and price of all transactions on a Shareholder's account;  (iv) any stop or restraining  order placed against a
                  Shareholder's   account;   (v)  information  with  respect  to
                  withholdings in the case of a foreign account; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate
                  numbers  and  denominations   for  any  Shareholders   holding
                  certificates; and (viii) any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement.

            (b) Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Fund at reasonable times. The Transfer Agent may, at its
                  option  at  any  time,   and   shall   forthwith   upon  the
                  Fund's demand, turn over to the Fund and cease to retain in the Transfer Agent's files, records and documents created and maintained by the Transfer Agent in performance of its services or for its protection. At the end of the six-year retention period, such records and documents will either be turned over to the Fund, or destroyed in accordance with the Fund's authorization.

      17.   Shareholder Relations.

            (a) The Transfer Agent will investigate all Shareholder inquiries related to Shareholder accounts and respond promptly to correspondence from Shareholders.

            (b) The Transfer Agent will address and mail all communications to Shareholders or their nominees, including proxy material and periodic reports to Shareholders.

            (c) In connection with special and annual meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, and certify to the Secretary of the Fund Shares to be voted at meetings.







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      18.   Reliance by Transfer Agent; Instructions.

            (a) The Transfer Agent shall be protected in acting upon any paper or document believed by it to be genuine and to have been signed by an Authorized Person and shall not be held to have any notice of any change of authority of any person until receipt of written certification thereof from the Fund. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of the Transfer Agent.

            (b)   At  any  time  the   Transfer   Agent   may   apply  to  any
                  Authorized Person of the Fund for Written Instructions, and, at the expense of the Fund, may seek advice from legal counsel for the Fund, with
                  respect  to  any   matter   arising   in   connection   with
                  this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or with the opinion of such counsel. In addition, the Transfer Agent, its officers, agents or employees, shall accept instructions or requests given to them by any person representing or acting on behalf of the Fund only if said representative is known by the Transfer Agent, its officers, agents or employees, to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of Authorized Persons of the Fund.

            (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of the Fund, or the sufficiency of the amount to be received therefor;
                  (ii)  the   legality  of  the   redemption   of  any  Shares
                  of the Fund, or the propriety of the amount to be paid therefor; (iii) the legality of the
                  declaration   of  any   dividend   by  the   Fund,   or  the
                  legality of the issue of any Shares of the Fund in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the Shares of the Fund.

      19.   Standard of Care and Indemnification.

            (a)   The   Transfer   Agent   may,   in   connection   with  this
                  Agreement,   employ   agents  or  attorneys  in  fact,   and
                  shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

            (b) The Fund hereby agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, demands, expenses and liabilities
                  (whether with or without basis in fact or law) of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of, or as  a  result  of:  (i)  any  action  taken  or  omitted  to be taken by the Transfer Agent in good faith in reliance upon any Certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly Authorized Person, upon the Oral Instructions or Written Instructions of an Authorized Person of the Fund or upon the opinion of legal counsel for
                  the  Fund  or  its  own   counsel;   or  (ii)   any   action
                  taken  or  omitted  to  be  taken  by  the  Transfer   Agent
                  in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

      20. Affiliation Between Fund and Transfer Agent. It is understood that the directors, officers, employees, agents and Shareholders of the Fund, and the officers, directors, employees, agents and shareholders of the Fund's investment adviser, INVESCO Funds Group, Inc.
            (the "Adviser"), are or may be interested in the Transfer Agent as directors, officers, employees, agents, shareholders, or otherwise, and that the directors, officers, employees, agents or shareholders of the Transfer Agent may be interested in the Fund as directors, officers, employees, agents, shareholders, or otherwise, or in the Adviser as officers, directors, employees, agents, shareholders or otherwise.

      21.   Term.

            (a)   This   Agreement   shall   become   effective   on  February
                  28, 1997 after approval by vote of a majority (as defined in the 1940 Act) of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund (as defined in the 1940 Act), and shall continue in effect for an initial term expiring February 28, 1998 and from year to year thereafter, so long as such continuance is specifically approved at least annually both: (i) by either the board of directors or the vote of a majority of the outstanding voting securities of the Fund; and (ii) by a vote of the majority of the directors who are not interested persons of the Fund (as defined in the 1940 Act) cast in person at a meeting called for the purpose of voting upon such approval.

            (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be
                  accompanied    by   a    resolution    of   the   board   of
                  directors, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

      22. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement, and (i) authorized or approved by the resolution of the board of directors, including a majority of the directors of the Fund who are not
            interested   persons   of  the  Fund  as   defined   in  the  1940
            Act, or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

      23. Subcontracting. The Fund agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder; provided, however, that the transfer agent will be liable to the Fund for any loss arising out of or in connection with the actions of any subcontractor, if the subcontractor fails to act in good faith and with due diligence or is negligent or guilty of any willful misconduct.

      24.   Miscellaneous.

            (a)   Any    notice    and   other    instrument    in    writing,
                  authorized   or   required   by   this   Agreement   to   be
                  given to the Fund or the Transfer Agent, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                  INVESCO Multiple Asset Funds, Inc.
                  Post Office Box 173706
                  Denver, Colorado  80217-3706
                  Attention:  Dan J. Hesser, President

                  To the Transfer Agent:

                  INVESCO Funds Group, Inc.
                  Post Office Box 173706
                  Denver, Colorado  80217-3706
                  Attention:  Ronald L.Grooms, Senior Vice President

            (b)   This   Agreement   shall  not  be  assignable   and  in  the
                  event of its assignment (in the sense contemplated by the 1940 Act), it shall automatically terminate.

            (c)   This   Agreement    shall   be   construed   in   accordance
                  with the laws of the State of Colorado.

            (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                              INVESCO MULTIPLE ASSET FUNDS, INC.


                              By:   /s/ Dan J. Hesser
                                    ------------------------------------
                                    Dan J. Hesser,
                                    President
ATTEST:


/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                              INVESCO FUNDS GROUP, INC.


                              By:  /s/ Ronald L. Grooms
                                   ------------------------------------
                                    Ronald L. Grooms,
                                    Senior Vice President
ATTEST:


/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                                  FEE SCHEDULE

                                       for


     Services Pursuant to Transfer Agency Agreement, dated February 28, 1997, between INVESCO Multiple Asset Funds, Inc. (the "Fund") and INVESCO Funds Group, Inc. as Transfer Agent (the "Agreement").

     Account Maintenance Charges. Fees are based on an annual charge set forth below per shareholder account or omnibus account participant for account maintenance, as described in the Agreement. This charge, in the amount of $20.00 per shareholder account per year, or in the case of omnibus accounts that are invested in the Fund, $20.00 per participant in such accounts per year, is billable monthly at the rate of one-twelfth (1/12) of the annual fee. A charge is made for an account in the month that it opens or closes, as well as in each month which the account remains open, regardless of the account balance.

     Expenses. The Fund shall not be liable for reimbursement to the Transfer Agent of expenses incurred by it in the performance of services pursuant to the Agreement, provided, however, that nothing herein or in the Agreement shall be construed as affecting in any manner any obligations assumed by the Fund with respect to expense payment or reimbursement pursuant to a separate written agreement between the Fund and the Transfer Agent or any affiliate thereof.

     Effective this 28th day of February, 1997.

                              INVESCO MULTIPLE ASSET FUNDS, INC.


                              By:  /s/ Dan J. Hesser
                                   --------------------------------
                                    Dan J. Hesser,
                                    President

ATTEST:


/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                              INVESCO FUNDS GROUP, INC.


                              By:   /s/ Ronald L. Grooms
                                    ------------------------------
                                    Ronald L. Grooms,
ATTEST:                             Senior Vice President

/s/Glen A. Payne
-----------------------
Glen A. Payne, Secretary